UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2010

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2010, the Compensation Committee of the Board of Directors of Cheniere Energy, Inc. (the “Company”) approved a base salary increase of two percent for executive officers of the Company effective January 4, 2010.  In addition, the Compensation Committee approved a bonus payment for executive officers of the Company with respect to the year ended December 31, 2009 (the “2009 Bonus Amount”) payable in cash and shares of common stock of the Company.  The following table sets forth the 2010 annual base salary and the 2009 Bonus Amount for the Company’s executive officers, including the principal executive officer, the principal financial officer and the other executive officers named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2009 who remain employees of the Company.

		2009 Bonus Amount
Executive Officer	2010 Annual Base Salary	Cash	Shares of Common Stock
Charif Souki Chairman, Chief Executive Officer and President	$734,400	$1,080,000	190,000
Meg A. Gentle Senior Vice President and Chief Financial Officer	$278,280	$245,540	77,000
Jean Abiteboul Senior Vice President – International	$334,9981	$299,030	100,000
R. Keith Teague Senior Vice President – Asset Group	$278,280	$245,540	77,000
H. Davis Thames Senior Vice President – Marketing	$278,280	$245,540	135,000

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1 Mr. Abiteboul’s base salary is 233,725 EUR.  The amount reported in the table represents the U.S. dollar equivalent based on the December 31, 2009 exchange rate of 1.4333 USD to 1 EUR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.
/s/ Meg A. Gentle
Meg A. Gentle Senior Vice President and Chief Financial Officer
Date: January 12, 2010